Exhibit 10.8
EQUITRANS MIDSTREAM CORPORATION
FIRST AMENDMENT TO THE
2018 INCENTIVE PERFORMANCE SHARE UNIT PROGRAM

WHEREAS, EQT Corporation (“EQT”) sponsors the EQT Corporation 2018 Incentive Performance Share Unit Program (the “2018 Program”) effective as of January 1, 2018;

WHEREAS, on November 12, 2018, Equitrans Midstream Corporation (“ETRN”) became a publicly traded company when its former parent company, EQT, separated its midstream business from its upstream business (the “Separation”);

WHEREAS, in connection with Separation, EQT and ETRN entered into an Employee Matters Agreement dated November 12, 2018 (the “EMA”), pursuant to which EQT and ETRN agreed to the adjustment and replacement of equity compensation awards denominated in EQT common stock in part with awards denominated in ETRN common stock;

WHEREAS, pursuant to Section 4.02(f)(iii) of the EMA, (A) a portion of all outstanding awards previously granted under the 2018 Program were converted into performance awards denominated in ETRN common stock (such portion the “SpinCo IPSUP Award (2018)”) and (B) two-thirds of the SpinCo IPSUP Award (2018) shall be earned based on new performance goals related to ETRN performance from the period from January 1, 2019 to December 31, 2020; and

WHEREAS, the ETRN Management Development and Compensation Committee (the “Compensation Committee”) wishes to amend the SpinCo IPSUP Award (2018) to adopt new performance goals related to ETRN pursuant to the EMA.

NOW, THEREFORE, the Compensation Committee hereby adopts the following amendment to the 2018 Program effective as of November 12, 2018.

I.	A new Section 21 is added to read as follows:

Section 21. Separation and Distribution. Notwithstanding anything herein to the contrary, on November 12, 2018, Equitrans Midstream Corporation (“ETRN”) became a publicly traded company when its former parent company, the Company, separated its midstream business from its upstream business (the “Separation”). Pursuant to Section 4.02(f)(iii) of an Employee Matters Agreement entered into by the Company and ETRN in connection with the Separation (the “EMA”), a portion of all outstanding awards previously granted under the Program were converted into performance awards denominated in ETRN common stock (such portion the “SpinCo IPSUP Award (2018)”). Therefore, notwithstanding anything herein to the contrary and pursuant to the terms of the EMA, effective as of November 12, 2018:

(a)
one-third of the SpinCo IPSUP Award (2018) shall be earned based on actual performance as of December 31, 2018 with respect to the performance goals applicable to such award immediately prior to the Separation, after which time payment with respect to such portion of the award shall be solely subject to a Participant’s continued employment with ETRN until the payment date following December 31, 2020;

(b)
two-thirds of the SpinCo IPSUP Award (2018) (the “ETRN Performance Award”) shall be earned based on the following new performance conditions (collectively, the “ETRN Performance Conditions”): (i) ETRN’s total shareholder return (“Total Shareholder Return,” or “TSR”) relative to the TSR of an ETRN peer group (“Relative TSR”), calculated as described in Attachment E for the ETRN Performance Period (defined below), and (ii) the ETRN’s Cumulative TSR Per Share, calculated as described in Attachment F for the ETRN Performance Period. For purposes of this Program, the “ETRN Performance Period” shall mean the period commencing on January 1, 2019 and continuing thereafter until the earlier of (a) December 31, 2020 and (b) the closing date of a Qualifying Change of Control; and

(c)	the Payout Factor, as defined in Section 5 above, with respect to the ETRN Performance Award shall be calculated as set forth on Attachment G.

Except as otherwise set forth in this Section 21, the Program shall continue in full force and effect subject to the terms and conditions herein.

II.	New Attachments E through G are added to read as follows:

Attachment E

2018 Incentive Performance Share Unit Program
Calculation of Relative Total Shareholder Return

For purposes of the ETRN Performance Awards, “Total Shareholder Return” or “TSR” shall mean the total shareholder return as determined by dividing (i) the sum of (A) the Ending Period Average Price minus the Beginning Period Average Price plus (B) all dividends and other distributions paid on the issuer’s shares during the ETRN Performance Period, assuming such dividends and other distributions are invested in shares on the ex-dividend date for such dividend or other distribution, by (ii) the Beginning Period Average Price. The ETRN Management Development and Compensation Committee (“ETRN MDCC”) shall have the authority to make appropriate equitable adjustments to account for extraordinary items affecting the TSR.

For purposes of calculating TSR, “Beginning Period Average Price” shall mean the average official closing price per share of the issuer over the 15 consecutive trading days ending with and including December 31, 2018 (if the applicable day is not a trading day, the immediately preceding trading day).
For purposes of calculating TSR, “Ending Period Average Price” shall mean the average official closing price per share of the issuer over the 15 consecutive trading days ending with and including December 31, 2020 (if the applicable day is not a trading day, the immediately preceding trading day).
Each company, including ETRN, will be ranked in descending order by the TSR so calculated. In the event any member of the Peer Group identified below liquidates or reorganizes under the United States Bankruptcy Code (U.S.C. Title 11) before the end of the ETRN Performance Period, such member shall remain in the Peer Group for purposes of calculating the Payout Factor. If any member of the Peer Group is acquired by another entity before the end of the ETRN Performance Period, such member shall be removed from the Peer Group for purposes of calculating the Payout Factor. In all other cases involving merger, reorganization or material change in ownership, legal structure, or business operations of any member of the Peer Group before the end of the ETRN Performance Period, the ETRN MDCC shall have discretionary authority to retain, remove, or replace such member for purposes of calculating the Payout Factor.
Peer Group

For purposes of the ETRN Performance Awards, the Peer Group shall consist of the following companies:

Enterprise Products Partners LP
Energy Transfer LP
Kinder Morgan Inc.
The Williams Companies Inc.
MPLX LP
ONEOK Inc.
Plains All American Pipeline LP
Cheniere Energy Inc.
Magellan Midstream Partners LP
Targa Resources Corp
Andeavor Logistics LP
Western Gas Equity Partners LP
Phillips 66 Partners LP
Enable Midstream Partners LP
Antero Midstream GP LP
DCP Midstream LP
Buckeye Partners LP
Plains GP Holdings LP
Crestwood Equity Partners LP
EnLink Midstream LLC

Attachment F

2018 Incentive Performance Share Unit Program
Calculation of Cumulative TSR Per Share

For purposes of the ETRN Performance Awards, “Cumulative TSR Per Share” shall mean the number determined by adding the sum of (A) the Ending Period Average Price minus the Beginning Period Average Price plus (B) all dividends and other distributions paid on the issuer’s shares during the ETRN Performance Period. The ETRN MDCC shall have the authority to make appropriate equitable adjustments to account for extraordinary items affecting the Cumulative TSR Per Share.

For purposes of calculating Cumulative TSR Per Share, “Beginning Period Average Price” shall mean the average official closing price per share of the issuer over the 15 consecutive trading days ending with and including December 31, 2018 (if the applicable day is not a trading day, the immediately preceding trading day).
For purposes of calculating Cumulative TSR Per Share, “Ending Period Average Price” shall mean the average official closing price per share of the issuer over the 15 consecutive trading days ending with and including December 31, 2020 (if the applicable day is not a trading day, the immediately preceding trading day).

Attachment G
2018 Incentive Performance Share Unit Program
Calculation of Payout Factor

The Payout Factor will be determined based on the level of achievement of the ETRN Performance Conditions during the ETRN Performance Period. Performance under each metric is independent of performance under the other metrics.

The performance results for Relative TSR and Cumulative TSR Per Share based on the charts below are multiplied by the applicable weightings and then added together to determine a preliminary payout factor.

Relative TSR Ranking (80% Weight)

	Threshold	Target	Maximum
Performance Goal	At 25th percentile	50th percentile	At or above 75th percentile
Payout Factor	50%	100%	300%

Cumulative TSR Per Share (20% Weight)

	Threshold	Target	Maximum
Performance Goal	Cumulative TSR Per Share of $3.80	Cumulative TSR Per Share of $7.10	Cumulative TSR Per Share of $10.40
Payout Factor	50%	100%	300%

NOTE: Above Threshold all Payout Factors are interpolated on a straight-line basis between the data points above, with 300% being the maximum in all cases. Below threshold, the Payout Factor shall be zero.